                                                                      EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Chancellor  Group,  Inc. (the "Company")
on Form 10-K for the year ended  December 31, 2013 as filed with the  Securities and Exchange  Commission on the date hereof (the  "Report"),  I, Maxwell  Grant,
Chief Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C.  Section 1350,  as adopted  pursuant to Section 906 of the
Sarbanes-Oxley  Act of 2002,  that to the best of my  knowledge:  (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities
Exchange Act of 1934;  and (2) The  information  contained in the Report  fairly presents,  in all  material  respects,  the  financial  condition  and result of operations of the Company.

/s/ Maxwell Grant
--------------------------------
Maxwell Grant
Chief Executive Officer
and Principal Financial Officer

March 27, 2014